Exhibit 4.1

EXECUTION

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of January 9, 2013 among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon, a New York banking corporation (or its permitted successor), as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company and the guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (as supplemented by the First Supplemental Indenture (as defined below) and as amended, supplemented or otherwise modified, the “Indenture”) dated as of March 6, 2006, providing for the issuance of the Company’s 10¼% Senior Notes due 2014 (the “Notes”);

WHEREAS, the Company, the Guarantors and the Trustee have executed that certain supplemental indenture, dated as of July 9, 2012 (as amended, supplemented or otherwise modified, the “First Supplemental Indenture”)

WHEREAS, Section 9.01(a)(i) of the Indenture provides that the parties hereto are authorized to execute and deliver this Second Supplemental Indenture without the consent of any Holder of the Notes; and

WHEREAS, the Company and the Guarantors desire to amend the Indenture on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee covenant and agree, for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Amendments to Indenture.  The Indenture is hereby amended effective as of the Issue Date in accordance with this Section 2.  Except as so amended, the Indenture shall continue in full force and effect.

(a)           Amendments to Definitions.  The following definition shall be added to Section 1.01 of the Indenture in appropriate alphabetical order:

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Company.

(b)           Amendments to Articles.  Each reference to the term “Guarantor” in Section 10.05 of the Indenture (including the section heading) shall be replaced with the term “Subsidiary Guarantor.”

3.             NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

4.             Severability.  In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.             Instruments to be Read Together.  This Second Supplemental Indenture is an indenture supplemental and in implementation of the Indenture, and said Indenture and this Second Supplemental Indenture shall henceforth be read together.

5.             Confirmation.  The Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

6.             Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

THE BON-TON DEPARTMENT STORES, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

THE BON-TON STORES, INC.
THE BON-TON STORES OF LANCASTER, INC.
BON-TON DISTRIBUTION, INC.
MCRIL, LLC
CARSON PIRIE SCOTT II, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief Financial Officer

THE BON-TON GIFTCO, INC.

By:	/s/ J. Gregory Yawman
	Name:	J. Gregory Yawman
	Title:	Vice President — General Counsel and Secretary

[Second Supplemental Indenture Signature Page]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Second Supplemental Indenture Signature Page]